EXHIBIT 10.1

*Certain identified information has been excluded from this exhibit because it is both (i) not material, and (ii) would likely cause competitive harm if publicly disclosed.

Second Amendment to
Grain Origination Agreement

This Second Amendment to the Grain Origination Agreement (“Amendment”), is made and entered into as of the 16th day of April, 2019, between ABE South Dakota, LLC, a Delaware limited liability company, as successor in interest to Heartland Grain Fuels, L.P., a Delaware limited partnership (“ABE South Dakota”), and Agtegra Cooperative, a South Dakota cooperative, formerly known as South Dakota Wheat Growers Association (“Agtegra”). ABE South Dakota and Agtegra are sometimes referred to herein collectively as the “Parties” or individually as a “Party.”

BACKGROUND

WHEREAS, ABE South Dakota and Agtegra are parties to that certain Grain Origination Agreement dated as of November 8, 2006, as amended by an Amendment to Grain Origination Agreement dated as of October 1, 2007 (as amended the “Agreement”);

WHEREAS, under the Agreement, ABE South Dakota and Agtegra agreed that Agtegra would supply grain to ABE South Dakota ethanol plants in Huron, South Dakota and Aberdeen, South Dakota;

WHEREAS, pursuant to Section 3 of the Agreement, the term of the Agreement was automatically renewed for a three-year period on November 8, 2016 for both the Aberdeen and Huron ethanol plants;

WHEREAS, pursuant to written notice of termination dated May 4, 2018, ABE South Dakota terminated the Agreement with respect to the Aberdeen ethanol plant, effective as of November 8, 2019;

WHEREAS, ABE South Dakota and Agtegra wish to amend the Agreement effective as of November 8, 2019, with respect to the terms and conditions applicable to the Huron ethanol plant;

WHEREAS, all capitalized terms used but not otherwise defined herein have the meanings assigned in the Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the agreements herein made and for other good and valuable consideration, the Parties acknowledge and agree as follows:

1.Grain Origination Agreement.  Section 3.1 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

“This Agreement will remain in full force and effect unless either Party provides a notice of termination to the other Party in writing with a twenty-four (24) month notice period.’’

2.Handling Charge.  Section 2.2 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

“Subject to Section 2.1 and 2.5, for all corn (other than Third Party Corn) delivered to the Huron Plant, ABE South Dakota will pay Agtegra a handling charge equal to [*redacted] per bushel.”

3.Invoicing and Payments.  Section 2.4 (a) and (b) of the Agreement are hereby deleted in their entirety and the following substituted therefor:

“ABE South Dakota will pay to Agtegra all amounts due under this Agreement pursuant to the following terms:

a.

By 10:00 a.m. on each business day, Agtegra will deliver a preliminary invoice to ABE South Dakota for the previous day’s corn deliveries including holidays and weekend day deliveries that were not previously invoiced. Upon receipt, ABE South Dakota will reconcile the delivery sheet(s) to weigh hopper tickets and the preliminary invoice.  ABE South Dakota will notify Agtegra promptly if any discrepancies are noted.  The Parties agree to work in a timely manner to resolve any discrepancies.  If applicable, Agtegra will provide corrected delivery sheet(s) and a corrected preliminary invoice. Once the Parties agree the preliminary invoice is correct, Agtegra will then provide a final invoice for payment. If the final invoice is received prior to 1:00 PM local time, ABE South Dakota will pay Agtegra via wire transfer the same day.  If the final invoice is received at or after 1:00 PM local time, ABE will pay Agtegra via wire transfer the following business day.

b.

For the purposes of this Amendment, Holiday will be defined as any holiday recognized by ABE South Dakota’s primary banking institution, Amarillo National Bank, or any other holiday mutually agreed upon in writing in advance by the Parties.’’

Amendment 2 – Grain Origination Agreement dated November 8, 2006

DMNORTH #6775966 v4

4.Binding and Effective/Successors and Assigns. Upon execution and delivery of this Amendment by the Parties hereto, this Amendment will become binding and effective as of November 8, 2019.

5.Representations and Warranties. Each Party hereto represents and warrants to the other Party that: (i) It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Agreement as amended by this Amendment; (ii) the execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party; (iii) this Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

6.Governing Law. This Amendment will be governed and construed in accordance with the laws of the State of South Dakota without regard to any applicable conflict of law provisions of that State.

7.Counterparts. This Amendment may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same instrument.

8.Terms and Condition; Limited Effect. Except as amended by this Second Amendment, the Agreement, will continue in full force and effect in accordance with its terms without amendment or modification.

[Signature Page Follows]

Amendment 2 – Grain Origination Agreement dated November 8, 2006

DMNORTH #6775966 v4

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ABE South Dakota, LLC

By:

/s/ Richard R. Peterson____

Name: Richard R Peterson

Title: CEO

Agtegra Cooperative

By:

/s/ Chris Pearson__________

Name: Chris Pearson

Title: CEO

Amendment 2 – Grain Origination Agreement dated November 8, 2006

DMNORTH #6775966 v4